SUB-ITEM 77I

MFS Global Multi-Asset Fund, a series of MFS Series Trust XVI (the "Trust"), established a new class of shares, Class R5 Shares, effective October 16, 2012, as described in the fund's prospectus contained in Post-Effective Amendment No. 53 to the Registration Statement of the Trust (File Nos. 2-36431 and 811-2032), as filed with the Securities and Exchange Commission via EDGAR on October 25, 2012, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.